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                                                                  EXHIBIT 10 (r)


                             AMENDMENT NUMBER TWO
                          TO THE SPECIAL SUPPLEMENTAL
                                RETIREMENT PLAN


      WHEREAS, Compass Bancshares, Inc. ("Compass") established the Compass Bancshares, Inc. Special Supplemental Retirement Plan (the "Plan") as of May 1, 1997, to provide an enhanced retirement benefit for a select group of management employees;

      WHEREAS, the Plan may be amended or modified by the Board of Directors pursuant to Section 9.2 of the Plan; and

      WHEREAS, Compass desires to amend the Plan to modify the provisions applicable to D. Paul Jones, Jr.;

      NOW, THEREFORE, Compass hereby amends the Plan effective February 9, 2001, as follows:

      1. Amend Section 6.1 by deleting the last sentence thereof added by Amendment Number One to the Plan, effective February 27, 2000, which said amendment is hereby rescinded.

      2. Amend Section 6.1 by adding the following paragraph as the last paragraph of Section 6.1:

      Notwithstanding the preceding provisions of this Section 6.1, in the event that D. Paul Jones, Jr. shall retire from employment by the Company on or after the date on which he attains sixty (60) years of age, then in lieu of the amount of benefit determined using (A) above, he shall receive a monthly retirement benefit for the remainder of his life, beginning upon the first day of the month following his retirement (whether before or after the Normal Retirement Age), calculated using the above formula but substituting for (A) thereof an amount equal to (x) sixty percent (60%) of his Average Monthly Compensation, using his monthly Compensation averaged over the highest three (3) consecutive Plan Years and including in such Average Monthly Compensation his average annual bonuses described in (A)
      (iv) above, but utilizing three (3) years in lieu of five (5) years for such computation, minus (y) his Pro Rata Primary Social Security Benefit computed in accordance with the terms of Section 5.1 of the Retirement Plan. If D. Paul Jones, Jr. shall die after the commencement of retirement benefits calculated under the preceding sentence and is survived by a spouse,
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      his spouse shall be entitled to a monthly survivor benefit for the remainder of her life calculated using the above formula but substituting for purposes of calculating the benefit fifty percent (50%) of D. Paul Jones, Jr.'s Average Monthly Compensation for sixty percent (60%) of such compensation.

      3. Amend Section 6.5 by adding the following sentences as the last sentence of Section 6.5:

      Notwithstanding the preceding provisions of this Section 6.5, in the event that, regardless of his age, D. Paul Jones, Jr. shall die after February 9, 2001, but before he shall have commenced receiving retirement benefits under Section 6.1 hereof, and is survived by a spouse, his spouse shall be entitled to a death benefit payable monthly for the remainder of her life calculated as set forth in the last sentence of Section 6.1.

      4. All of the other terms and provisions of the Plan shall remain in full force and effect.

      IN WITNESS WHEREOF, this Amendment Number Two to the Plan has been executed as of February 9, 2001.

ATTEST:
                                    COMPASS BANCSHARES, INC.

By:/s/ Jerry W. Powell                         By:/s/ Garrett R. Hegel
   -------------------------                   ---------------------------------
Its: General Counsel and Secretary           Its: Chief Financial Officer
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